Exhibit 99.01

H/Cell Energy Reports FY2017 Year End Financial Results

Flemington, NJ, April 2, 2018 (GLOBE NEWSWIRE) — H/Cell Energy Corporation (OTCQB-HCCC) (“HCCC”), a company that designs and implements clean energy solutions featuring hydrogen energy systems, has announced financial results for its fiscal year ended December 31, 2017.

For the twelve months ended December 31, 2017, HCCC generated revenue of $6,352,886 and net income of $8,897 or $0.00 in earnings per share, fully diluted. This compares to revenue of $5,007,103 and a net loss of $706,727, or ($0.25) in earnings per share, fully diluted, for the prior year ended December 31, 2016.

Andrew Hidalgo, CEO of HCCC, commented, “We are very pleased to post a profitable year in FY2017, especially as a young company. In addition, we had a substantial gain in revenue and earnings year over year. Our subsidiaries are performing well and we are establishing cost efficiencies as we assimilate each acquisition. As of December 31, 2017, our backlog of orders stood at $1,091,816 and our bid list totaled $7,100,030 which although does not represent orders, is a sign of future potential. We also believe that our financial condition is solid, with $455,700 in cash, $1,485,496 in assets and $420,550 in working capital as of December 31, 2017. We have a very bright future in clean energy with a market full of opportunities. We believe our hydrogen energy systems will become a primary energy source for electric power in both the residential and commercial sectors. HCCC remains focused on clean energy for a better environment.”

About H/Cell Energy Corporation:

H/Cell Energy Corporation is an integrator that focuses on the design and implementation of clean energy solutions including solar, battery, fuel cell and hydrogen generation systems. In addition, through its subsidiaries, HCCC also provides environmental systems and security systems integration. HCCC serves the residential, commercial and government sectors. Please visit our website at www.hcellenergy.com for more information.

Forward Looking Statements:

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on current expectations and actual results could differ materially. H/Cell Energy Corporation does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

H/Cell Energy Corporation

Investor Relations

908-837-9097 x-2

H/CELL ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
		(As restated)
ASSETS
Current assets:
Cash and cash equivalents	$455,700	$537,867
Accounts receivable (net retention)	808,050	650,886
Prepaid expenses	14,669	14,168
Costs and earnings in excess of billings	51,531	91,904
Total current assets	1,329,950	1,294,825

Property and equipment, net	102,573	99,816
Security deposits and other non-current assets	8,416	8,497
Deferred tax asset	44,257	-

Total assets	$1,485,196	$1,403,138

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$631,385	$661,237
Management fees payable – related party	31,257	52,000
Billings in excess of costs and earnings	87,206	83,538
Sales tax payable	61,239	114,085
Income tax payable	98,313	-
Total current liabilities	$909,400	$910,860

Commitments and contingencies

Stockholders’ equity
Preferred Stock - $0.0001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common Stock - $0.0001 par value; 25,000,000 shares authorized; 7,041,579 and 3,131,579 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	704	313

Additional paid-in capital	1,335,656	1,283,422
Accumulated deficit	(731,754)	(740,651)
Accumulated other comprehensive loss	(28,810)	(50,806)
Total stockholders’ equity	575,796	492,278

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,485,196	$1,403,138

The accompanying notes are an integral part of these audited consolidated financial statements.

H/CELL ENERGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS – OTHER COMPREHENSIVE INCOME

	For the Year Ended December 31,
	2017	2016
		(As restated)
Revenue
Construction income	$6,266,967	$4,978,576
Related party	85,919	28,527

Total revenue	6,352,886	5,007,103

Cost of goods sold
Direct costs	4,241,421	3,355,176
Direct costs – related party	87,649	1,500

Total cost of goods sold	4,329,070	3,356,676

Gross profit	2,023,816	1,650,427

Operating expenses
Research and development	-	2,000
General and administrative expenses	1,776,859	2,197,139
Management fees – related party	184,004	158,015

Total operating expenses	1,960,863	2,357,154

Income (Loss) from operations	62,953	(706,727)

Income Tax	54,056	-

Net income (loss)	$8,897	$(706,727)

Other comprehensive income (loss), net

Foreign currency translation adjustment	21,996	183,230

Comprehensive income (loss)	$30,893	$(523,524)

Earnings (Loss) per share
Basic	$0.00	$(0.25)
Diluted	$0.00	$(0.25)
Weighted average common shares outstanding
Basic	6,703,223	2,853,785
Diluted	7,699,743	2,853,785

The accompanying notes are an integral part of these audited consolidated financial statements.